Exhibit 99.1
THERMAL KINETICS ENGINEERING, PLLC
AND AFFILIATE

COMBINED FINANCIAL STATEMENTS

THERMAL KINETICS ENGINEERING, PLLC AND AFFILIATE
TABLE OF CONTENTS

INDEPENDENT AUDITOR’S REPORT	2

INDEPENDENT ACCOUNTANT’S REPORT	3

FINANCIAL STATEMENTS

Combined Balance Sheets at September 30, 2018 (Audited), December 31, 2017 (Audited) and September 30, 2017 (Unaudited)	4

Combined Statements of Income and Comprehensive Income for the Nine Months Ended September 30, 2018 (Audited), the Year Ended December 31, 2017 (Audited) and Nine Months Ended September 30, 2017 (Unaudited)	5

Combined Statement of Changes in Members’ Equity from January 1, 2016 through September 30, 2018	6

Combined Statements of Cash Flows for the Nine Months Ended September 30, 2018 (Audited), the Year Ended December 31, 2017 (Audited) and Nine Months Ended September 30, 2017 (Unaudited)	7

Notes to Combined Financial Statements	8

INDEPENDENT AUDITOR’S REPORT

To the Members of
Thermal Kinetics Engineering, PLLC and Affiliate

Report on the Financial Statements
We have audited the accompanying combined financial statements of Thermal Kinetics Engineering, PLLC and Affiliate which comprise the combined balance sheets as of September 30, 2018 and December 31, 2017, and the related combined statements of income and comprehensive income, changes in members’ equity and cash flows for the nine months ended September 30, 2018 and year ended December 31, 2017 and the related notes to the combined financial statements.

Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Thermal Kinetics Engineering, PLLC and Affiliate as of September 30, 2018 and December 31, 2017, and the combined results of its operations and its cash flows for the nine months ended September 30, 2018 and the year ended December 31, 2017 in accordance with accounting principles generally accepted in the United States of America.

/s/ Freed Maxick, CPAs, P.C.

Buffalo, NY
January 24, 2019

INDEPENDENT ACCOUNTANT’S REVIEW REPORT

To the Members of
Thermal Kinetics Engineering, PLLC and Affiliate

We have reviewed the accompanying combined financial statements of Thermal Kinetics Engineering, PLLC and Affiliate (the Company), which comprise the combined balance sheet as of September 30, 2017, the related combined statement of income and comprehensive income, changes in members’ equity and cash flows for the nine months ended September 30, 2017, and the related notes to the combined financial statements. A review includes primarily applying analytical procedures to management’s financial data and making inquiries of management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the financial statements as a whole. Accordingly, we do not express such an opinion.

Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Accountant’s Responsibility
Our responsibility is to conduct the review engagement in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the American Institute of Certified Public Accountants. Those standards require us to perform procedures to obtain limited assurance as a basis for reporting whether we are aware of any material modifications that should be made to the financial statements for them to be in accordance with accounting principles generally accepted in the United States of America. We believe that the results of our procedures provide a reasonable basis for our conclusion.

Accountant’s Conclusion
Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in accordance with accounting principles generally accepted in the United States of America.

/s/ Freed Maxick, CPAs, P.C.

Buffalo, NY
January 24, 2019

THERMAL KINETICS ENGINEERING, PLLC AND AFFILIATE COMBINED BALANCE SHEETS (In thousands)

	Audited		Unaudited
	September 30,	December 31,	September 30,
	2018	2017	2017

Current assets:
Cash and cash equivalents	$1,304	$1,288	$1,854
Accounts receivable, net	1,000	221	117
Marketable securities	487	457	431
Prepaid expenses and other current assets	46	17	-
Total current assets	2,837	1,983	2,402

Property and equipment, net	101	118	128

Other assets	19	19	19

Total assets	$2,957	$2,120	$2,549

Current liabilities:
Accounts payable and accrued expenses	$476	$46	$74
Accrued payroll and payroll taxes	26	86	46
Deferred revenues	900	213	64
Total liabilities	1,402	345	184

Members’ equity	1,475	1,721	2,332
Accumulated other comprehensive income	80	54	33
Total members’ equity	1,555	1,775	2,365

Total liabilities and members’ equity	$2,957	$2,120	$2,549
The accompanying notes are an integral part of these combined financial statements

THERMAL KINETICS ENGINEERING, PLLC AND AFFILIATE COMBINED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (In thousands)

	Audited		Unaudited
	Nine Months Ended September 30, 2018	Year Ended December 31, 2017	Nine Months Ended September 30, 2017

Revenues	$5,459	$7,219	$6,899
Cost of services	3,417	4,269	4,109
Gross profit	2,042	2,950	2,790

Operating costs and expenses
Selling, general and administrative	860	1,211	778
Depreciation	30	39	29
Operating costs and expenses	890	1,250	807

Operating income	1,152	1,700	1,983

Other income
Interest income, net	1	1	1
Dividend income	5	9	4
Other income	6	10	5

Net income	1,158	1,710	1,988
Other comprehensive income:
Unrealized gains on available for sale securities	26	54	33

Total comprehensive income	$1,184	$1,764	$2,021

The accompanying notes are an integral part of these combined financial statements

THERMAL KINETICS ENGINEERING, PLLC AND AFFILIATE COMBINED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (In thousands)

	Members’ Equity	Accumulated Other Comprehensive Income	Total

Balance, December 31, 2016	$1,181	$ -	$1,181

Net income	1,988	-	1,988
Members’ withdrawals	(837)	-	(837)
Unrealized gains on available for sale securities	-	33	33

Balance, September 30, 2017 (Unaudited)	2,332	33	2,365

Net loss	(278)	-	(278)
Members’ withdrawals	(333)	-	(333)
Unrealized gains on available for sale securities	-	21	21

Balance, December 31, 2017 (Audited)	1,721	54	1,775

Net income	1,158	-	1,158
Members’ withdrawals	(1,404)	-	(1,404)
Unrealized gains on available for sale securities	-	26	26

Balance, September 30, 2018 (Audited)	$1,475	$80	$1,555

The accompanying notes are an integral part of these combined financial statements

THERMAL KINETICS ENGINEERING, PLLC AND AFFILIATE COMBINED STATEMENTS OF CASH FLOWS (In thousands)

	Audited		Unaudited
	Nine Months Ended September 30, 2018	Year Ended December 31, 2017	Nine Months Ended September 30, 2017
Cash flows from operating activities:
Net income	$1,158	$1,710	$1,988

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	30	39	29
Provision for losses on accounts receivable	18	-	-
Changes in assets and liabilities:
Accounts receivable	(797)	464	569
Prepaid expenses and other current assets	(29)	11	28
Accounts payable and accrued expenses	430	(250)	(223)
Accrued payroll and payroll taxes	(60)	10	(30)
Deferred revenues	687	(530)	(679)
Total adjustments	279	(256)	(306)
Net cash provided by operating activities	1,437	1,454	1,682

Cash flows from investing activities:
Property and equipment acquired	(13)	-	-
Purchase of marketable securities	(4)	(403)	(398)
Net cash used in investing activities	(17)	(403)	(398)

Cash flows from financing activities:
Members’ withdrawals	(1,404)	(1,170)	(837)
Net cash used in financing activities	(1,404)	(1,170)	(837)

Increase (decrease) in cash and cash equivalents	16	(119)	447
Cash and cash equivalents at beginning of period	1,288	1,407	1,407

Cash and cash equivalents at end of period	$1,304	$1,288	$1,854

Supplemental cash flow information:
Cash paid for:
Interest	$8	$1	$ -

Noncash investing activity:
Unrealized gain on marketable securities	$26	$54	$33

The accompanying notes are an integral part of these combined financial statements

THERMAL KINETICS ENGINEERING, PLLC AND AFFILIATE NOTES TO COMBINED FINANCIAL STATEMENTS (In thousands)

1.	Description of Business and Summary of Significant Accounting Policies

Business Purpose

The Company is principally engaged in providing professional engineering services under fixed fee and time and expense arrangements and designs and develops chemical and food processing systems which employ heat and mass transfer for industrial companies principally in the United States.

Principles of Combination

The combined financial statements include the accounts of Thermal Kinetics Engineering, PLLC (TKE) (a single member PLLC) and Thermal Kinetics Systems, LLC (TKS) (a partnership), collectively referred to as the "Company", which are affiliated by virtue of common ownership and control. All material inter-company transactions have been eliminated in combination. The combined "Company" does not form a new legal entity.

Use of Estimates and Uncertainties

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses and disclosure of contingent assets and liabilities.  Actual results could differ from those estimates.

The Company can be affected by a variety of factors including uncertainty relating to the performance of the general economy, competition, demand for the Company’s services, adverse litigation and claims and the hiring, training and retention of key employees.

Cash and Cash Equivalents

Cash and cash equivalents consist of monies held in checking, savings and money market accounts.

Accounts Receivable
Trade accounts receivable are stated at the amount management expects to collect from outstanding balances. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends, and other information. Generally, the Company does not require collateral or other security to support customer receivables. At September 30, 2018, the Company considered accounts receivable to be fully collectible, subject to an allowance for doubtful accounts of $18.  The Company did not record an allowance at December 31, 2017 or September 30, 2017.

Marketable Securities

The Company determines the appropriate classification of securities at the time of purchase and reevaluates such designation as of each balance sheet date. Debt securities are classified as held-to-maturity when the Company has the intent and ability to hold the security to maturity.

Held-to-maturity securities are stated at cost and investment income is included in income. The Company does not have any securities that are classified as held-to-maturity.

THERMAL KINETICS ENGINEERING, PLLC AND AFFILIATE NOTES TO COMBINED FINANCIAL STATEMENTS (In thousands)

1.	Description of Business and Summary of Significant Accounting Policies (Continued)

Marketable Securities (Continued)

Trading securities are stated at fair value and unrealized gains and losses are included in income.  The Company does not have any securities that are classified as trading securities.

Securities not classified as held-to-maturity or trading are classified as available-for-sale. The Company reports these marketable securities as a current asset. Available-for-sale securities are carried at fair value based on the quoted market value of such securities, with the unrealized holding gains and losses reported as a component of accumulated other comprehensive income, a separate component of members’ equity.  The Company did not have any realized gains on any marketable securities during the periods presented.

Available-for-sale: At September 30, 2018, December 31, 2017 and September 30, 2017, the Company’s holdings in marketable securities, classified as current assets, consisted of equity based mutual funds and exchange traded funds which are classified as available-for-sale. All available-for-sale marketable securities are Level 1 fair value measurements with observable inputs in an active market.

	Audited		Unaudited
	September 30, 2018	December 31, 2017	September 30, 2017
Cost	$407	$403	$398
Unrealized gains	80	54	33
Fair value	$487	$457	$431

Freight and Shipping

It is the Company's policy to classify freight and shipping costs as part of the cost of revenues.  Total freight and shipping costs for the nine months ended September 30, 2018, the year ended December 31, 2017 and the nine months ended September 30, 2017 were $24, $153 and $153, respectively.

Fair Value of Financial Instruments

Cash and cash equivalents and marketable securities are carried at fair market value.  The carrying value of financial instruments, consisting primarily of accounts receivable, accounts payable and accrued expenses approximates fair value due to their liquidity or their short-term nature.

Revenue and Cost Recognition

The Company recognizes revenue from contracts on the percentage-of-completion method, measured by the percentage of cost incurred to date to estimated total costs for each contract. Because of the inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change within the near term.

Contract costs include all direct contract costs such as materials, labor, subcontract, freight and other sundry direct costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, depreciation costs, and various other expenses. The majority of general and administrative costs are charged to expense as incurred.

THERMAL KINETICS ENGINEERING, PLLC AND AFFILIATE NOTES TO COMBINED FINANCIAL STATEMENTS (In thousands)

1.	Description of Business and Summary of Significant Accounting Policies (Continued)

Revenue and Cost Recognition (Continued)

Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and revenues in the next year.

The asset, “Work-in-progress”, which is include in account receivable (See Note 2), represents revenues recognized in excess of amounts billed. The liability, "Deferred revenues," represents billings in excess of revenues recognized. Any additional contract costs or back charges incurred after the contract is completed are expensed when the liability is determined.

Income Taxes

No provision for income taxes has been made since the members report their proportionate share of taxable income/loss on their personal income tax returns. The Company does not have any uncertain tax positions which must be considered for disclosure.  All tax years after 2014 are open for federal and state tax audit.

New Accounting Standards

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standard Update (ASU) 2014-9 “Revenue from Contracts with Customers”. The new guidance requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The revenue standards will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective and permits the use of either a retrospective or cumulative effect transition method. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The Company has not yet selected a transition method and is currently evaluating the effect that the revenue standards will have on its consolidated financial statements and related disclosures.

In January 2016, the FASB issued ASU 2016-01, “Recognition and Measurement of Financial Assets and Financial Liabilities”, which requires that most equity investments be measured at fair value, with subsequent changes in fair value recognized in net income. This pronouncement is effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. The Company is currently assessing the impact that adopting this new accounting standard will have on our Consolidated Financial Statements.

THERMAL KINETICS ENGINEERING, PLLC AND AFFILIATE NOTES TO COMBINED FINANCIAL STATEMENTS (In thousands)

2.	Accounts Receivable

The Company’s accounts receivable are comprised as follows:

	Audited		Unaudited
	September 30, 2018	December 31, 2017	September 30, 2017
Billed	$968	$140	$61

Work-in-progress	50	81	56
Allowance for doubtful accounts	(18)	-	-

Accounts receivable, net	$1,000	$221	$117

Work-in-progress primarily represents revenues earned under contracts which the Company contractually invoices at future dates.

3.	Property and Equipment

Property and equipment are stated at cost and are depreciated on the straight-line method at rates calculated to provide for retirement of assets at the end of their estimated useful lives.  The annual rates are 3-5 years for computer hardware and software, 5-7 years for furniture and office equipment.

Property and equipment are comprised of the following:

	Audited		Unaudited
	September 30, 2018	December 31, 2017	September 30, 2017
Computers and systems	$497	$484	$484
Equipment and furniture	73	73	73
	570	557	557

Less: accumulated depreciation	469	439	429

Property and equipment, net	$101	$118	$128

The cost of assets sold or otherwise disposed of, and the accumulated depreciation thereon, are eliminated from the accounts and the resulting gain or loss is reflected in income. Expenditures for maintenance and repairs are charged to operations as incurred; replacements and betterments that extend the useful lives are capitalized.

Long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In the event that facts and circumstances indicate that the cost of any long-lived assets may be impaired, an evaluation of recoverability would be performed.  There were no impairment losses identified during any of the periods presented.

THERMAL KINETICS ENGINEERING, PLLC AND AFFILIATE NOTES TO COMBINED FINANCIAL STATEMENTS (In thousands)

4.    Retirement Plan

The Company adopted a Section 40l (k) retirement plan March 1, 2015 which covers substantially all employees. Participants may contribute a portion of their compensation to the plan, up to the maximum amount permitted under Section 40l (k) of the Internal Revenue Code. The Company contributes 3% of the employees' compensation. Under the plan, the Company may make an additional discretionary contribution.

Member retirement plan contributions are not recorded as an expense in these financial statements.  Pension expense was $25, $33 and $25 for the nine months ended September 30, 2018, year ended December 31, 2017 and the nine months ended September 30, 2017, respectively.

5.    Concentration of Revenue and Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable. The Company grants credit primarily with general contractors and commercial customers located in various states.

Net revenues for nine months ended September 30, 2018 includes revenues from one major customer which accounted for 50% of the total net revenues of the Company and $867 of the accounts receivable at September 30, 2018.  Net revenues for the year ended December 31, 2017 includes revenues from one major customer which accounted for 78% of the total net revenues of the Company with no accounts receivable at December 31, 2017.  Net revenues for the nine months ended September 30, 2017 includes revenues from one major customer which accounted for 87% of the total net revenues of the Company, with no accounts receivable at September 30, 2017.

The Company may be subject to credit risk to its cash and cash equivalents, which are placed with high credit-quality financial institutions. The Federal Deposit Insurance Corporation ("FDIC") covers up to $250 for substantially all depository accounts. From time to time, the Company may have amounts on deposit in excess of FDIC limits. Management believes the Company is not exposed to any significant credit risk on cash and cash equivalents. At September 30, 2018, the Company has $1.1 million in cash in excess of the FDIC limits.

6.    Costs and Estimated Earnings on Uncompleted Contracts

Costs and estimated earnings on uncompleted contracts for the nine months ended September 30, 2018, year ended December 31, 2017 and the nine months ended September 30, 2017 are as follows:

	Audited		Unaudited
	September 30, 2018	December 31, 2017	September 30, 2017
Costs incurred on uncompleted contracts	$9,417	$7,256	$6,944
Estimated earnings	6,483	5,065	5,147
Total earned revenues	15,900	12,321	12,091

Less billings to date	16,750	12,453	12,099
Total	($850)	($132)	($8)

Underbilling (work in process)	50	81	56
Overbilling (deferred revenue)	(900)	(213)	(64)
Net	($850)	($132)	($8)

THERMAL KINETICS ENGINEERING, PLLC AND AFFILIATE NOTES TO COMBINED FINANCIAL STATEMENTS (In thousands)

7.    Demand Note Payable

The Company maintained a line of credit with a bank with interest at prime plus .5%. The note was pursuant to the Company's $1.0 million open line of credit. The line was secured by all assets of the Company and was personally guaranteed by Christopher Brown, a member of the Company. The agreement was allowed to lapse on May 30, 2018.

8.    Commitments

Operating Leases

Effective March 1, 2014, the Company entered into a sixty-four month lease for office space.  Future minimum lease payments under this lease for the three months ending December 31, 2018 and year ended December 31, 2019 are as follows:

2018	$11
2019	22
Total	$33

9.    Subsequent Events

On November 8, 2018, the Company agreed to sell substantially all of the assets of the Company utilized in connection with the business to RCM Technologies (USA), Inc. a New Jersey corporation and a wholly-owned subsidiary of RCM Technologies, Inc.  Those assets of the Company purchased by RCM include work in progress, prepaid expenses, property plant and equipment and the deferred revenue liability.  The purchase was effective October 1, 2018.

These combined financial statements have not been updated for subsequent events occurring after January 24, 2019, which is the date these combined financial statements were available to be issued